                                                                   EXHIBIT 10.28


                                  OFFICE LEASE


                                     BETWEEN


                    EMERY STATION ASSOCIATES, LLC (LANDLORD)


                                       AND


                            ASK JEEVES, INC. (TENANT)



                              EMERYSTATION PROJECT
                             Emeryville, California





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                                TABLE OF CONTENTS

                                                                                            PAGE
ARTICLE ONE - BASIC LEASE PROVISIONS.........................................................1
        1.01   BASIC LEASE PROVISIONS........................................................1
        1.02   ENUMERATION OF EXHIBITS & RIDER(S) AND ADDENDUM...............................3
        1.03   DEFINITIONS...................................................................3

ARTICLE TWO - PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING........................8
        2.01   LEASE OF PREMISES.............................................................8
        2.02   TERM..........................................................................8
        2.03   FAILURE TO GIVE POSSESSION....................................................8
        2.04   CONDITION OF PREMISES.........................................................9
        2.05   PARKING.......................................................................9

ARTICLE THREE - RENT.........................................................................9

ARTICLE FOUR - RENT ADJUSTMENTS AND PAYMENTS................................................10
        4.01   RENT ADJUSTMENTS.............................................................10
        4.02   STATEMENT OF LANDLORD........................................................10
        4.03   BOOKS AND RECORDS............................................................11
        4.04   PARTIAL OCCUPANCY............................................................11
        4.05   TENANT OR LEASE SPECIFIC TAXES...............................................11

ARTICLE FIVE - SECURITY DEPOSIT.............................................................12

ARTICLE SIX - SERVICES......................................................................12
        6.01   LANDLORD'S GENERAL SERVICES..................................................12
        6.02   ELECTRICAL SERVICES..........................................................13
        6.03   ADDITIONAL AND AFTER-HOUR SERVICES...........................................13
        6.04   TELEPHONE SERVICES...........................................................14
        6.05   DELAYS IN FURNISHING SERVICES................................................14
        6.06   CHOICE OF SERVICE PROVIDER...................................................15
        6.07   SIGNAGE......................................................................15

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES...................................15
        7.01   POSSESSION AND USE OF PREMISES...............................................15
        7.02   LANDLORD ACCESS TO PREMISES; APPROVALS.......................................16
        7.03   QUIET ENJOYMENT..............................................................17

ARTICLE EIGHT - MAINTENANCE.................................................................17
        8.01   LANDLORD'S MAINTENANCE.......................................................17
        8.02   TENANT'S MAINTENANCE.........................................................18

ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS.................................................18
        9.01   TENANT ALTERATIONS...........................................................18
        9.02   LIENS........................................................................19

ARTICLE TEN - ASSIGNMENT AND SUBLETTING.....................................................19
        10.01  ASSIGNMENT AND SUBLETTING....................................................19
        10.02  RECAPTURE....................................................................20
        10.03  EXCESS RENT..................................................................20



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
        10.04  TENANT LIABILITY.............................................................21
        10.05  ASSUMPTION AND ATTORNMENT....................................................21

ARTICLE ELEVEN - DEFAULT AND REMEDIES.......................................................21
        11.01  EVENTS OF DEFAULT............................................................21
        11.02  LANDLORD'S REMEDIES..........................................................22
        11.03  ATTORNEY'S FEES..............................................................24
        11.04  BANKRUPTCY...................................................................24
        11.05  LANDLORD'S DEFAULT...........................................................24

ARTICLE TWELVE - SURRENDER OF PREMISES......................................................24
        12.01  IN GENERAL...................................................................24
        12.02  LANDLORD'S RIGHTS............................................................25

ARTICLE THIRTEEN - HOLDING OVER.............................................................25

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY.........................................25
        14.01  SUBSTANTIAL UNTENANTABILITY..................................................25
        14.02  INSUBSTANTIAL UNTENANTABILITY................................................26
        14.03  RENT ABATEMENT...............................................................26
        14.04  WAIVER OF STATUTORY REMEDIES.................................................26

ARTICLE FIFTEEN - EMINENT DOMAIN............................................................27
        15.01  TAKING OF WHOLE OR SUBSTANTIAL PART..........................................27
        15.02  TAKING OF PART...............................................................27
        15.03  COMPENSATION.................................................................27

ARTICLE SIXTEEN - INSURANCE.................................................................27
        16.01  TENANT'S INSURANCE...........................................................27
        16.02  FORM OF POLICIES.............................................................28
        16.03  LANDLORD'S INSURANCE.........................................................28
        16.04  WAIVER OF SUBROGATION........................................................28
        16.05  NOTICE OF CASUALTY...........................................................29

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY..........................................29
        17.01  WAIVER OF CLAIMS.............................................................29
        17.02  INDEMNITY BY TENANT..........................................................30

ARTICLE EIGHTEEN - RULES AND REGULATIONS....................................................30
        18.01  RULES........................................................................30
        18.02  ENFORCEMENT..................................................................30

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS...............................................30

ARTICLE TWENTY - ESTOPPEL CERTIFICATE.......................................................31
        20.01  IN GENERAL...................................................................31
        20.02  ENFORCEMENT..................................................................31

ARTICLE TWENTY-ONE - RELOCATION OF TENANT...................................................31

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS....................................................31

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION.................................................32
        23.01  SUBORDINATION AND ATTORNMENT.................................................32



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
        23.02  MORTGAGEE PROTECTION.........................................................32

ARTICLE TWENTY-FOUR - NOTICES...............................................................33

ARTICLE TWENTY-FIVE - MISCELLANEOUS.........................................................33
        25.01  LATE CHARGES.................................................................34
        25.02  NO JURY TRIAL; VENUE; JURISDICTION...........................................34
        25.03  NONDISCRIMINATION............................................................34
        25.04  OPTION.......................................................................34
        25.05  TENANT AUTHORITY.............................................................34
        25.06  ENTIRE AGREEMENT.............................................................34
        25.07  MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE...............................35
        25.08  EXCULPATION..................................................................35
        25.09  ACCORD AND SATISFACTION......................................................35
        25.10  LANDLORD'S OBLIGATIONS ON SALE OF BUILDING...................................35
        25.11  BINDING EFFECT...............................................................35
        25.12  CAPTIONS.....................................................................35
        25.13  TIME; APPLICABLE LAW; CONSTRUCTION...........................................35
        25.14  ABANDONMENT..................................................................36
        25.15  LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES..................................36
        25.16  SECURITY SYSTEM..............................................................36
        25.17  NO LIGHT, AIR OR VIEW EASEMENTS..............................................36
        25.18  RECORDATION..................................................................36
        25.19  SURVIVAL.....................................................................36
        25.20  RIDERS.......................................................................37



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                                  OFFICE LEASE

                                   ARTICLE ONE
                             BASIC LEASE PROVISIONS

1.01 BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)     BUILDING AND ADDRESS:

        EmeryStation
        5858 Landregan
        Emeryville, California 94608

(2)     LANDLORD AND ADDRESS:

        Emery Station Associates, LLC
        1120 Nye Street, Suite 400
        San Rafael, California 94901

        Notices to Landlord shall be addressed:

               Emery Station Associates, LLC
               c/o Wareham Development Corporation
               1120 Nye Street, Suite 400
               San Rafael, California 94901

        With a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, California 94901
               Attention:  David H. Kremer, Esq.

(3)     TENANT AND CURRENT ADDRESS:

        (a) Name:                               Ask Jeeves Inc.
        (b) State of incorporation:             California

        Notices to Tenant shall be addressed:

               Ask Jeeves Inc.
               5858 Landregan, Suite No. 350
               Emeryville, California 94608
               Attention:  President and General Counsel

        With a copy to:

               Stein & Lubin LLP
               600 Montgomery Street, 14th Floor
               San Francisco, California  94111
               Attention:  Mark D. Lubin, Esq.



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(4)     DATE OF LEASE:  as of April 29,  1999

(5)     LEASE TERM:          61 months

(6)     PROJECTED FIRST PREMISES COMMENCEMENT DATE:July 10, l999

        PROJECTED SECOND PREMISES COMMENCEMENT DATE:      January 1, 2000

(7) PROJECTED EXPIRATION DATE: August 30, 2004, subject to extension by reason of the exercise of the First Expansion Option, the Second Expansion Option, the Third Expansion Option, the First Option and the Second Option.

(8)     MONTHLY BASE RENT:

                                                                        MONTHLY RATE/SF
PERIOD FROM/TO                                                          OF RENTABLE AREA
Months 2 to 7                                                           2.20
Months 8 to 13                                                          2.25
Months 14 to 37                                                         2.50
Months 38 to  Expiration Date                                           2.60

Tenant shall not pay Monthly Base Rent during the first month of the Term, but shall pay all other amounts otherwise payable by Tenant by reason of its occupancy of the Premises in accordance herewith.

If Tenant chooses to occupy any or all of the Second Premises before the Second Premises Commencement Date, Tenant shall pay janitorial, electrical, heating, ventilation and air conditioning and other variable expenses on the Second Premises commencing on the date the Second Premises are occupied by Tenant for the conduct of its business. Tenant shall pay monthly Base Rent on the Second Premises commencing on the Second Premises Commencement Date.

(9)     RENTABLE AREA OF FIRST PREMISES: Approximately 25,000 square feet

        RENTABLE AREA OF SECOND PREMISES: Approximately 12,000 square feet

        RENTABLE AREA OF THE PREMISES: Approximately 37,000 square feet

         [all rentable areas to be finalized by agreement of Tenant and
           Landlord in accordance with BOMA standards and set forth in
                            Commencement Date Rider]

(10) SECURITY DEPOSIT: $2.49 x RSF of Premises [precise amount to be set forth in Commencement Date Agreement]

        The Security Deposit will be increased if Tenant exercises the First Expansion Option, the Second Expansion Option or the Third Expansion Option in accordance with the terms of each option.

(11)    SUITE NUMBER OF PREMISES:   350

(12)    OPERATING EXPENSES BASE YEAR FOR PREMISES:  The calendar year 1999



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(13)    TAXES BASE YEAR FOR PREMISES: The calendar year 1999

(14)    TENANT'S USE OF PREMISES: General office use

(15) PARKING: Up to1 per 1000 usable square feet of Premises unreserved parking spaces in garage

                Up to 2 per 1000 usable square feet of Premises unreserved parking spaces on surface lots

                (The total number of parking spaces shall not exceed 3 cars per 1,000 square feet of usable square feet as to the First Premises and the Second Premises respectively, subject, however, to the provisions of the Addendum to this Lease)

                [precise number to be set forth in Commencement Date Agreement]

(16)    BROKERS:

        Landlord's Broker:   CB Richard Ellis, Inc.
                             155 Grand Avenue,
                             Oakland, California 94612
                             Attention: Larry Westland

        Tenant's Broker:     Aegis Realty Partners
                             101 Linden Street
                             Oakland, California 94607
                             Attention:  Terrence M. McGrath; Matt Elmquist

1.02    ENUMERATION OF EXHIBITS, RIDER(S) AND ADDENDUM

The Exhibits, Rider(s) and Addendum set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A     Plan of Premises
EXHIBIT B     Workletter Agreement
EXHIBIT C     Facade Signage Criteria
EXHIBIT D     Rules and Regulations
RIDER 1       Commencement Date Agreement
ADDENDUM TO LEASE

1.03    DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Operating Expenses Base Year and Taxes Base Year for which a Rent Adjustment computation is being made.

AFFILIATE: Any corporation or other business entity that is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

BUILDING: The office building located at the address specified in Section 1.01(1). The Building also includes retail spaces.



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COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time (including the common conference facility currently intended to be located on Level 2 of the Building).

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

ESTIMATED SUBSTANTIAL COMPLETION DATE: Subject to Tenant Delay and/or unanticipated delay by the City of Emeryville in approving the Tenant Improvements (as defined in the Workletter) beyond the period of time normally required to obtain approvals for similar construction projects, 60 days after the Design Documents (as defined in the Workletter) are approved by Tenant.

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

FIRST EXPANSION OPTION: Shall have the meaning set forth in the Addendum.

FIRST OPTION: Shall have the meaning set forth in the Addendum.

FIRST PREMISES: The space located in the Building at the Suite Number listed in
Section 1.01(11) and depicted on Exhibit A attached hereto as the First
Premises.

FIRST PREMISES COMMENCEMENT DATE: The date specified in Section 1.01(6) as the First Premises Projected Commencement Date, unless changed by operation of Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls, and petroleum products.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, specifically described in the Workletter or exhibits attached hereto.



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

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the First Premises Commencement Date (unless the First Premises Commencement Date is the first day of a calendar month in which case beginning on the First Premises Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the office portion of the Building and the Property (including the amortized portion of any capital expenditure or improvement, together with interest thereon, and the costs of changing utility service providers). Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project,
(ii) costs of capital improvements to the Project (except for amortized portion of capital improvements installed for the purpose of reducing Operating Expenses or complying with applicable Laws enacted after the date hereof, but excluding any such capital improvements arising out of or resulting from improvements, alterations or uses by other tenants of the Building), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord reimbursed by insurance proceeds, (ix) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project, (x) the cost of ADA compliance work with respect to the Building unless triggered by Tenant Alterations or Tenant's unique use of the Premises, or (xi) management fees in excess of three and one-half percent (3.5%) of gross rentals. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Building that are not, in Landlord's reasonable discretion, allocable solely to either the office or retail portion of the Building shall be equitably allocated by Landlord in its reasonable discretion between and charged to the office and retail portions of the Building.

OPERATING EXPENSES BASE YEAR: The calendar years designated in Section 1.01(12) for the First Premises and the Second Premises.

PREMISES: The space located in the Building at the Suite Number listed in
Section 1.01(11) and depicted on Exhibit A attached hereto. The Premises consist of the First Premises and Second Premises as the same may be expanded in accordance with the terms of this Lease.

PROJECT or PROPERTY: The Project consists of the office building with retail spaces located at the street address specified in Section 1.01(1) in Emeryville, California, associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and



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

apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the beginning of each Adjustment Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its good faith estimate of the excess, if any, of Operating Expenses over those for the Operating Expenses Base Year and of Taxes over those for the Taxes Base Year. Prior to the first determination by Landlord of the amount of Operating Expenses for the Operating Expenses Base Year and of Taxes for the Taxes Base Year, Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during an Adjustment Year.

RENTABLE AREA OF THE FIRST PREMISES: The amount of square footage set forth in
Section 1.01 (9).

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(9).

RENTABLE AREA OF THE SECOND PREMISES: The amount of square footage set forth in
Section 1.01 (9).

RENTABLE AREA OF THE OFFICE PORTION OF THE PROJECT: The amount of square footage which represents the sum of the rentable area of all space intended for office occupancy in the Project, as determined by Landlord from time to time; and Landlord shall notify Tenant of any adjustments in such rentable area and any corresponding change in Tenant's Share; provided, however, that, for purposes of determining Tenant's Share, the Rentable Area of the Office Portion of the Project shall not be less than 90% of the total rentable square feet of the Project.

SECOND EXPANSION OPTION: Shall have the meaning set forth in the Addendum.

SECOND OPTION: Shall have the meaning set forth in the Addendum.

SECOND PREMISES: The space located in the Building at the Suite Number listed in
Section 1.01(11) and depicted on Exhibit A attached hereto as the Second
Premises.

SECOND PREMISES COMMENCEMENT DATE: The date specified in Section 1.01(6) as the Second Premises Projected Commencement Date, unless changed by operation of Article Two.

SECURITY DEPOSIT: The funds specified in Section 1.01(10), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to



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

be done. Substantial Completion of the Landlord Work shall include issuance of a temporary certificate of occupancy for the Premises by the City of Emeryville.

SUBSTANTIAL COMPLETION DELAY CREDIT: The rent credit allowed to Tenant in an amount equal to two days free rent (at the rate of $2.20 per rentable square foot) for the number of days from and after the Estimated Substantial Completion Date to and including the actual date when the Landlord Work is Substantially Complete.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TAXES BASE YEAR: The calendar years designated in Section 1.01(13) for the First Premises and the Second Premises.

TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant
Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord's request pursuant to
Section 6.01(b).

TENANT DELAY: Any event or occurrence that delays the completion of the Landlord Work which is caused by:

        (i) special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the Design Drawings (as described in the Workletter);

        (ii) Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise as required in the Workletter;

        (iii) failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

TENANT WORK: All work installed or furnished to the Premises by Tenant pursuant to the Workletter.

TENANT'S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Office Portion of the Project, as determined by Landlord from time to time.



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

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

THIRD EXPANSION OPTION: Shall have the meaning set forth in the Addendum.

WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.

                                   ARTICLE TWO
             PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.01 LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the First Premises or the Second Premises to Tenant prior to the First Premises Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02 TERM

        (a) The Commencement Date shall be the date determined as follows:

                (1) If the Landlord Work is Substantially Complete on or before the First Premises Projected Commencement Date then on the date which is the earlier to occur of

                        (i) the First Premises Projected Commencement Date, or

                        (ii) the date Tenant first occupies all or part of the Premises for the conduct of business; or

                (2) If the Landlord Work is not Substantially Complete by the First Premises Projected Commencement Date, then on the date on which the Landlord Work is Substantially Complete.

        (b) Within thirty (30) days following the occurrence of the First Premises Commencement Date and the Second Premises Commencement Date, Landlord and Tenant shall enter into an agreement (which is attached hereto as Rider 1) confirming the First Premises Commencement Date, the Second Premises Commencement Date, the Expiration Date, the rentable area of the Premises and such other information set forth therein. If Tenant fails to enter into such agreement, or fails to explain its reason(s) for not entering into such agreement, then the First Premises Commencement Date, the Second Premises Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.03 FAILURE TO GIVE POSSESSION

If the Landlord shall be unable to give possession of the Premises on the First Premises Projected Commencement Date because the Estimated Substantial Completion Date has not occurred, then, except as expressly provided herein, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the First Premises Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. If the Lease is not terminated, Tenant shall be entitled to a rent credit in the amount of the Substantial Completion Delay Credit.

2.04 CONDITION OF PREMISES

Tenant shall notify Landlord in writing within sixty (60) days after the later of Substantial Completion of the Landlord Work or when Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice or with respect to the compliance of the Landlord Work with applicable Laws, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises; provided, however, that in delivering the Premises to Tenant, Landlord represents and warrants to Tenant that the Landlord Work has been completed in accordance with all applicable Laws. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

2.05 PARKING

During the Term, Tenant may use the number of garage and surface lots spaces specified in Section 1.01(15) for parking at the prevailing rates being charged from time to time by Landlord or its parking operator to other tenants for similar parking rights without consideration of any discounts. Tenant may use fewer than the number of garage and surface lot spaces specified in Section 1.01
(15) during the Term. The locations and type of parking within the garage and surface lots shall be designated by Landlord or Landlord's parking operator from time to time, except that Tenant shall not be obligated to accept tandem parking. Tenant acknowledges and agrees that the parking spaces serving the Project may include tandem parking and a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. All vehicles utilizing Tenant's parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord's parking operator, including a requirement that Tenant pay to Landlord or Landlord's parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant's parking privileges. Tenant shall notify any persons using Tenant's parking privileges that their vehicles are not to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant.

                                  ARTICLE THREE
                                      RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from five (5) days after the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. Notwithstanding the foregoing, Tenant shall not be required to pay Monthly Base Rent with respect to the

Second Premises until January 1, 2000; provided however that Tenant shall pay janitorial, electrical, heat, ventilation, and air-conditioning expenses and other variable expenses with respect to the Second Premises commencing on the date that Tenant occupies such space for the conduct of its business.

                                  ARTICLE FOUR
                          RENT ADJUSTMENTS AND PAYMENTS

4.01 RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

                (i) The Rent Adjustment Deposit representing Tenant's Share of Operating Expenses for the applicable Adjustment Year in excess of Operating Expenses for the Operating Expenses Base Year, monthly during the Term with the payment of Monthly Base Rent; and

                (ii) The Rent Adjustment Deposit representing Tenant's Share of Taxes for the applicable Adjustment Year in excess of Taxes for the Taxes Base Year, monthly during the Term with the payment of Monthly Base Rent; and

                (iii) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02. Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant's Share of Operating Expenses for such year in excess of Operating Expenses for the Operating Expenses Base Year and Tenant's Share of Taxes for such year in excess of Taxes for the Taxes Base Year.

4.02    STATEMENT OF LANDLORD

As soon as feasible after the expiration of the Operating Expenses Base Year and the Taxes Base Year, and each Adjustment Year thereafter, but no later than April 1 following such year (provided that if Landlord has not received information from third parties necessary to prepare its statement by such date, then in no event later than sixty (60) days following Landlord's receipt of such information), Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

                (i) Operating Expenses and Taxes for the Operating Expenses Base Year and Taxes Base Year and thereafter for the last Adjustment Year;

                (ii) The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

                (iii) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

Subject to Tenant's right to contest the amounts alleged to be due, Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section

4.02. Absent obvious arithmetic error, Landlord's Statement shall not be subject to subsequent modification by Landlord after delivery thereof to Tenant; provided that if Landlord receives new or modified information from third parties that forms the basis for Landlord's Statement, Landlord may modify Landlord's Statement so long as Landlord delivers same to Tenant promptly following receipt of such new or modified information.

The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.03    BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within ninety (90) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, if not disputed in good faith by Tenant as provided herein, shall be paid by Tenant when due as provided above, without prejudice to any such written exception. Landlord and Tenant shall use reasonable efforts to resolve any disputes regarding Landlord's Statement in good faith in as timely a manner as practicable. If, as a result of Tenant's examination of Landlord's books and records, the total amount of Rent Adjustments for the applicable year are determined to be less than ninety-five percent (95%) of the amount set forth in Landlord's Statement, Landlord shall be obligated to pay the reasonable and verifiable cost of Tenant's representatives up to a maximum of $2,000 (and excluding the cost of any representatives who are employees of Tenant).

4.04    PARTIAL OCCUPANCY

For purposes of determining Rent Adjustments, including Base Year Operating Expenses, if the Building is not fully occupied during all or a portion of any year during the Term, Landlord shall make appropriate adjustments to the Operating Expenses for such year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been fully occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In the event that the Real Property is not fully assessed for all or a portion of any year during the Term, then Taxes shall be adjusted to an amount which would have been payable in such year, including the Taxes Base Year (and assuming complete construction and occupancy of the Building), if the Real Property had been fully assessed.

4.05    TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto, if charged in lieu of general real property taxes or assessments: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.05 shall not be included in any computation of Taxes payable pursuant to Sections 4.01 and 4.02.



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

                                  ARTICLE FIVE
                                SECURITY DEPOSIT

Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds the Security Deposit. The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within thirty (30) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises.

                                   ARTICLE SIX
                                    SERVICES

6.01    LANDLORD'S GENERAL SERVICES

        (a) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services:

(1) heat, ventilation and air-conditioning ("HVAC") in the Premises during Standard Operating Hours as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Premises under normal business office operations, subject to compliance with all applicable voluntary and mandatory regulations and Laws;

(2) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

(3) customary cleaning and janitorial services in the Premises five (5) days per week, excluding National Holidays;

(4) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord (but no less than once per year);

(5) automatic passenger and swing/freight elevator service in common with other tenants of the Building.

        (b) If Tenant uses heat generating machines or equipment in the Premises to an extent which materially and adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load materially and adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

6.02    ELECTRICAL SERVICES

        (a) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises electric current for general business office use, including normal lighting, normal business office machines and customary janitorial service. Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord's prudent business judgment, Tenant shall not: (i) make any alterations or additions to the electric equipment or systems; or (ii) install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises other than personal computers, lap-top computers and ancillary equipment. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

        (b) If and to the extent that Landlord establishes to the reasonable satisfaction of Tenant that electric current is furnished to the Premises materially in excess of the amount of electric current anticipated by Tenant and Landlord to be used by Tenant, Tenant shall pay Landlord the cost of such excess electric current, as additional Rent. The cost of such excess use and all additional costs separately billed to Tenant pursuant to this Section shall not be included as part of Operating Expenses. At any time and from time to time, Landlord may in its reasonable discretion either (i) install one or more meters to measure electric current furnished to the Premises or (ii) reasonably estimate electric current furnished to the Premises. Tenant shall pay Landlord for such excess electric current at the then current rates charged to Landlord for such electricity provided to the Property by the utility provider chosen by Landlord plus any additional reasonable cost of Landlord in keeping account of the electric current so consumed. At Landlord's discretion, such excess use shall be payable (i) in advance as reasonably estimated by Landlord in monthly installments at the time prescribed for monthly installments of Monthly Base Rent or (ii) within ten days after notice from Landlord given from time to time of the amount due for prior excess use in accordance with the provisions of this subsection (b).

        (c) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within ten days after notice from Landlord and shall not be included as part of Operating Expenses.

6.03    ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant's written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01, if Landlord can reasonably do so, on the terms set forth herein. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's prevailing rates charged from time to time for such services and utilities, based on Landlord's actual costs plus a mark-up not to exceed ten percent (10%) thereof. Without limiting the generality of the foregoing, for HVAC service beyond Standard Operating Hours, Landlord's prevailing rate as of the date of this Lease includes a one (1) hour minimum per activation. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services.

6.04    TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord, except that such approval is not required as to Tenant's telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord's Work, if any) on Tenant's floor for Tenant's connection to the telephone cable serving the Building so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Except to the extent of such cabling within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to approve the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building, unless caused by the negligence or willful misconduct of Landlord or its agents or employees.

6.05    DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties other than Landlord or its employees or agents or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, (except to the extent caused by negligence or willful misconduct of Landlord or its agents or employees) nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom, except to the extent resulting from the negligence or willful misconduct of Landlord or its agents or employees.

6.06     CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.07    SIGNAGE

Initial Building standard signage will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant's main entry door to the Premises at Landlord's sole cost and expense (but as part of the Landlord's Base Contribution, as defined in the Workletter). Any change in such initial signage shall be only with Landlord's prior written consent, shall conform to Building standard signage and shall be at Tenant's sole cost and expense. In addition, Tenant shall have the right to install non-exclusive signage on a common monument in the main courtyard of the Building. Landlord shall bear the cost of the monument and Tenant shall bear the cost of its signage thereon. Tenant must submit the design of the proposed monument signage to Landlord's for its approval, which may be given or withheld in the good faith exercise of Landlord's discretion. In addition, Tenant shall have the right to non-exclusive signage on the west-facing facade of the Building; provided that Landlord shall have the right to cause the removal of such signage if Tenant fails to exercise the Second Expansion Option. Landlord's criteria for signage on the facade of the Building is set forth in Exhibit C attached hereto.

                                  ARTICLE SEVEN
                    POSSESSION, USE AND CONDITION OF PREMISES

7.01    POSSESSION AND USE OF PREMISES

        (a) Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(14) to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

        (b) Tenant shall comply with all Environmental Laws pertaining to Tenant's occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees. Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists,

Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Lease Term by any party other than Landlord. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel satisfactory to Landlord in its reasonable discretion. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

        (c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) other than with respect to the Tenant Improvements (as defined in the Workletter), Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

7.02    LANDLORD ACCESS TO PREMISES; APPROVALS

        (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as (i) conduits are above ceiling level or in the planes of columns or walls, and (ii) Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours with at least one (1) business day's prior written notice (except in the case of emergencies) and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

        (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without



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

rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

        (c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

        (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

        (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.03    QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

                                  ARTICLE EIGHT
                                   MAINTENANCE

8.01    LANDLORD'S MAINTENANCE

Subject to the provisions of Articles Four and Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.04. Landlord shall not be liable to Tenant hereunder for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.02    TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws (except to the extent relating to Landlord Work and covered by the representation and warranty set forth in
Section 2.04
above) and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this
Section 8.02, Landlord may, in its sole discretion and upon seven (7) business days prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS

9.01    TENANT ALTERATIONS

        (a) Except for completion of Tenant Work undertaken by Tenant pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

        (b) All Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.02    LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within twenty
(20) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                   ARTICLE TEN
                            ASSIGNMENT AND SUBLETTING

10.01   ASSIGNMENT AND SUBLETTING

        (a) Without the prior written consent of Landlord, which may be withheld in Landlord's reasonable discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant or its Affiliates. Landlord acknowledges and agrees that the effective assignment of this Lease by means of a merger of Tenant with another business entity or the acquisition of all or substantially all of Tenant's assets by another business entity shall not require the consent of Landlord so long as the successor entity does not have materially less financial means as those of Tenant prior to such merger or acquisition. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant's Notice (and all required information).

        (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

        (i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord in its reasonable discretion; or

        (ii) in Landlord's reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord; or

        (iii) any proposed assignee's or sublessee's use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project; or

        (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

        (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

10.02   RECAPTURE

Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture") the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment if the sublease or assignment covers the remaining portion of the Term. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03   EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements.

10.04   TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.

10.05   ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord (provided that Landlord will provide Tenant with copies of all notices of default and provide Tenant the reasonable right to cure same).

                                 ARTICLE ELEVEN
                              DEFAULT AND REMEDIES

11.01   EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

                (i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after the date when due;

                (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant (or, if such cure cannot reasonably be completed within 30 days, such longer period as is reasonably required to cure so long as Tenant initiates such cure within 30 days and diligently prosecutes such cure to completion), unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period; or

                (iii) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

                (iv) Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors;

                (v) upon the dissolution of Tenant (unless following a merger or sale described in the second sentence of Section 10.01(a)); or

                (vi) upon the fourth occurrence within any Lease Year that Tenant fails to pay Rent within five (5) days of when due and Landlord delivers written notice thereof, unless within thirty (30) of Landlord's notice Tenant doubles the amount of the Security Deposit then held by Landlord.

11.02   LANDLORD'S REMEDIES

        (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

        (b) With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.01 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if it complies with all statutory requirements and if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.01. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

                (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

                (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

                (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including without limitation Landlord's unamortized costs of tenant improvements incurred in connection with entering into this Lease if Landlord, by operation of Law, is not entitled to recover unpaid Rent for the balance of the Term, so long as such costs have not otherwise been taken into account, directly or indirectly, in determining Landlord's damages). The word "rent" as used in this Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

        (c) Even if Tenant is in Default, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to
Section 11.02(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

        (d) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;

        (e) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article and Article Twenty-Four of this Lease or given pursuant to California Code of Civil Procedure Section 1161 shall be deemed served, and Tenant's time to respond thereto, shall be governed by Article Twenty-Four, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence", "usual place of business", "the property" and "the place where the property is situated" shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

        (f) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

        (g) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03   ATTORNEY'S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04   BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

        (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable.

        (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for the Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary and nonmonetary defaults under this Lease. Landlord and Tenant acknowledge such condition to be commercially reasonable.

        (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance of all of the obligations imposed on Tenant under this Lease.

         (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05    LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to unilaterally terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease, provided that the foregoing shall not restrict or limit Tenant's rights to seek judicial relief to that effect. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give any Mortgagee who has notified Tenant of its interest in the Building notice and a reasonable time to cure any default by Landlord.

                                 ARTICLE TWELVE
                              SURRENDER OF PREMISES

12.01   IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.04, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions, which at the time of their installation Landlord and Tenant agree may or shall be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Materials. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b) and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable.

12.02   LANDLORD'S RIGHTS

Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions that Tenant is obligated to remove at the termination of this Lease in accordance with the provisions hereof and in restoring the Premises to the condition required by this Lease at the Termination Date.

                                ARTICLE THIRTEEN
                                  HOLDING OVER

In the event that Tenant holds over in possession of the Premises after the Termination Date, Tenant shall pay Landlord 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

                                ARTICLE FOURTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY

14.01   SUBSTANTIAL UNTENANTABILITY

        (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within thirty (30) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

        (b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and

Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration, and so long as the repairs and restoration are completed not more than sixty (60) days after the time period estimated by Landlord.

        (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to pay directly for the cost of repairing and restoring Tenant Additions.

        (d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto, except to the extent of uninsured damage caused by the negligence or willful misconduct of Landlord, its agents or employees.

        (e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02   INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03   RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04   WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil

Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                                 ARTICLE FIFTEEN
                                 EMINENT DOMAIN

15.01   TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is for less than four (4) months, Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02   TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03   COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.

                                 ARTICLE SIXTEEN
                                    INSURANCE

16.01   TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02   FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and
(v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03   LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04   WAIVER OF SUBROGATION

        (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

        (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies
(i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

        (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

        (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05   NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                                ARTICLE SEVENTEEN
                         WAIVER OF CLAIMS AND INDEMNITY

17.01   WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the negligence or willful and wrongful act of any of the Indemnitees. Except as expressly provided otherwise hereunder, to the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within thirty (30) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02   INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel satisfactory to Landlord in its reasonable discretion. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the negligence or willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its "All-Risks" property insurance.

                                ARTICLE EIGHTEEN
                              RULES AND REGULATIONS

18.01   RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit D attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.02   ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit D or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and non-discriminatory manner.

                                ARTICLE NINETEEN
                           LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building, so long as consistent with Tenant's signage rights hereunder; (3) to designate and/or approve (subject to Landlord's reasonable discretion and so long as consistent with Tenant's signage rights hereunder) prior to installation, all types of signs that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not adversely interfere with Tenant's access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

                                 ARTICLE TWENTY
                              ESTOPPEL CERTIFICATE

20.01   IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and, to its knowledge, has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02   ENFORCEMENT

The failure of Tenant to deliver an Estoppel Certificate and the continuation of such failure for ten (10) days after written notice thereof by Landlord shall be a Default for which there shall be no additional cure or grace period.

                               ARTICLE TWENTY-ONE
                             [INTENTIONALLY OMITTED]


                               ARTICLE TWENTY-TWO
                               REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.01(16), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which Landlord's Broker listed in Section 1.01(16) is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant's Broker shall be paid by Tenant except to the extent Tenant's


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

Broker and Landlord's Broker have entered into a separate agreement between themselves to share the commission paid to Landlord's Broker by Landlord or to the extent that Landlord has entered into a separate agreement with respect thereto.

                              ARTICLE TWENTY-THREE
                              MORTGAGEE PROTECTION

23.01   SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed; provided, however, that Tenant's agreement to subordinate is subject to the ground or underlying lessor's or Mortgagee's recognition of this Lease and nondisturbance of Tenant's rights hereunder upon the termination of the ground or underlying lease or exercise of the Mortgagee's rights or remedies under the applicable mortgage or deed of trust. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request provided that such document provides that so long as an Event of Default has not occurred with respect to Tenant, such Mortgagee or ground lessor shall grant Tenant nondisturbance and recognize Tenant's rights under this Lease. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within thirty (30) days of a request to do so. Landlord agrees to obtain a nondisturbance agreement from the existing Mortgagee within 30 days after the execution of this Lease by both parties.

23.02   MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of each ground lessor or Mortgagee who has provided Tenant written notice of its interest.

                               ARTICLE TWENTY-FOUR
                                     NOTICES

        (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

        (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01(2) and (3).

        (c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

        (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                               ARTICLE TWENTY-FIVE
                                  MISCELLANEOUS

25.01   LATE CHARGES

        (a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid within five (5) days of when due shall bear interest from such date until the date paid at the Default Rate in effect on the date such payment was due.

        (b) In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph
(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

        (c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.

25.02   NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.03   NONDISCRIMINATION

Tenant agrees for Tenant and Tenant's heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

25.04   OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

25.05   TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

25.06   ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.07   MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.08   EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and, except as provided in Section
25.10 below, in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

25.09   ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

25.10   LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the maximum of Ten Million Dollars ($10,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.

25.11   BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12   CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13   TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

25.14   ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.

25.15   LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant with prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.16   SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

25.17   NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

25.18   RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

25.19   SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

25.20   RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

TENANT:                             LANDLORD:

Ask Jeeves, Inc.,                   EMERY STATION ASSOCIATES, LLC,
-------------------------------     a California limited liability company
a California Corporation
-------------------------------

By:  /s/ Robert W. Wruhel           By:  /s/ Richard K. Robbins
   ----------------------------        -------------------------------------
Print Name: Robert W. Wruhel        Richard K. Robbins, Managing Member
-------------------------------
Its: Chief Executive Officer


By:
   ----------------------------
Print Name:
           --------------------
Its:
    ---------------------------

                                    EXHIBIT A
                                PLAN OF PREMISES



                               Exhibit A - Page 1

                                    EXHIBIT B
                              WORKLETTER AGREEMENT
                                   (Allowance)

        This Workletter Agreement ("Workletter") is attached to and a part of a certain Office Lease dated as of April 29, l999 executed concurrently herewith by Emery Station Associates, LLC, a California limited liability company, as Landlord, and Ask Jeeves Inc. a California corporation, as Tenant, for the Premises as described therein (the "Lease").

        1. Defined Terms. Capitalized terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. For purposes of this Workletter the following capitalized terms have the following meanings:

               1.1. "Design Documents" means the layout plans and specifications for the real property improvements to be constructed by Landlord in the Premises which are the final product of the preliminary space planning and which (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease, all in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below); and (ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements (defined below), including, all building codes and the ADA (defined in the Lease);

               1.2 "Construction Drawings" means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease; and
(ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements (defined below), including all building codes and the ADA;

               1.3 "Tenant Improvements" means all real property improvements to be constructed by Landlord as shown on the Construction Drawings, as they may be modified as provided herein; and

               1.4 "Landlord Work" means the construction and installation of the Tenant Improvements.

        2.     Design Matters.

               2.1. Landlord, through its architects and/or space planners ("Landlord's Architect"), shall prepare the Design Documents and the Construction Drawings, as they may be modified as provided herein, in accordance with the design specified by Tenant and reasonably approved by Landlord.

               2.2. Tenant shall be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Improvements. Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below, and Tenant shall approve such matters, within the times described below:

                      (a) Tenant's written approval of the Design Documents by May 10, l999; and



                               Exhibit B - Page 1

                      (b) Tenant's written approval of a nonbinding preliminary estimate ("Landlord's Preliminary Estimate") provided by Landlord of the cost of the Tenant Improvements shown on the Design Documents within five (5) days after receipt of such estimate; and

                      (c) Tenant's written approval of the Construction Drawings within 5 days after submission to Tenant.

        3.     Construction; Landlord's Contribution; Tenant Improvement Costs.

               3.1. Construction; Landlord's Contribution. Landlord, through its contractor, shall complete the construction of the Tenant Improvements in a good and workmanlike manner, up to a maximum cost to Landlord of __________ Dollars ($ ) _______ [$35.00 per usable square feet--to be inserted upon determination of square footage in accordance with BOMA standards] ("Landlord's Base Contribution") plus the amount, if any, by which the Tenant Improvement Costs exceed the approved Landlord's Cost Statement, as defined in Section 4 below, subject to Tenant's obligation to pay for increased costs resulting from Change Orders, as further set forth in Section 5 below, or resulting from any unanticipated requirements of the City of Emeryville in approving the Tenant Improvements (together with Landlord's Base Contribution, "Landlord's Maximum Contribution").

               3.2. Tenant Improvement Costs. The cost of the Tenant Improvements ("Tenant Improvement Costs") to be paid by Landlord from, but not in excess of, Landlord's Maximum Contribution shall include:

                      (a) The costs of Landlord's Architect and any other consultants retained by Landlord in connection with the preparation of Design Documents and Constructions Drawings, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

                      (b) All costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits, if any;

                      (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

                      (d) All direct and indirect costs of procuring, installing and constructing the Tenant Improvements, including: (i) the construction fee for overhead and profit, but not to exceed 4% of actual hard costs, and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Landlord's contractor in connection with construction of the Tenant Improvements, but only to the extent constituting a direct reimbursable job cost under standard construction contracts; and (ii) the cost of any services or utilities made available by Landlord;

                      (e) Without limiting the generality of the foregoing, the Tenant Improvement Costs include all costs of designing, procuring, constructing and installing Tenant Improvements in compliance with Law as applicable and as interpreted at the time of construction of the Tenant Improvements; provided however that Landlord will pay at its own expense and not as part of the Tenant Improvement Costs any costs associated with complying with ADA requirements with respect to the Building, including all rest rooms and lobby areas; and

                      (f) All fees payable to Landlord's architectural and engineering firm if it is required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Construction Drawings, and all costs in connection with any approved Change Order in accordance with the provisions of this Workletter.




                               Exhibit B - Page 2

In no event shall the Tenant Improvement Costs include (i) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property ("Personal Property") to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises. In addition, Tenant Improvement Costs shall not include, and Tenant shall not be responsible for the payment of , any management or supervisory fees of Landlord or Landlord's Affiliates with respect to the Tenant Improvements.

               In the event that Landlord's Base Contribution exceeds the Tenant Improvement Costs, the excess shall be credited against improvements to the Premises that otherwise are payable by Tenant, including without limitation cabling, lighting, and carpeting, or the cost of signage that otherwise is the obligation of Tenant. Any such excess shall be paid to Tenant upon Tenant's presentation to Landlord of paid invoices representing the applicable cost. Landlord shall be entitled to retain any such excess not applied to Tenant costs described in this paragraph.

               3.3. Substantial Completion of Tenant Improvements. Subject to Tenant Delay and/or unanticipated delay by the City of Emeryville in approving the Tenant Improvements beyond the period of time normally required to obtain approvals for similar construction projects, Landlord shall cause the Tenant Improvements to be Substantially Completed no later than 60 days after the approval of the Design Documents by Tenant (the "Estimated Substantial Completion Date"). In the event that the Tenant Improvements are not Substantially Complete by the Estimated Substantial Completion Date, Tenant will receive a rent credit equal to two days free rent (at the rate of $2.20 per rentable square foot) for the number of days from and after the Estimated Substantial Completion Date to and including the actual date that the Tenant Work is Substantially Complete (the "Substantial Completion Delay Credit").

               3.4 Limitations of Landlord's Obligations. Upon Substantial Completion of the Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements, except to complete the punchlist of Landlord Work remaining to be completed, correct any part thereof not in compliance with the Construction Drawings and any approved modifications thereof, or comply with any applicable representations and warranties, as provided in the Lease.

        4. Costs of Tenant Improvements in Excess of Landlord's Maximum Contribution. As soon as reasonably available after completion and approval by both parties of the Construction Drawings, Landlord shall notify Tenant in writing of the costs, if any, of the Tenant Improvements in excess of the Landlord's Base Contribution (such notification shall be referred to as "Landlord's Cost Statement"). Within five (5) days after receipt of Landlord's Cost Statement, Tenant shall, in writing, give Landlord authorization to complete the Tenant Improvements in accordance with the Construction Drawings, and to the extent that there remain any costs of the Tenant Improvements in excess of the Landlord's Base Contribution, up to the amount set forth in Landlord's Cost Statement, Tenant shall be responsible to pay for such costs as and when such costs become due and payable. In such authorization, Tenant may, pursuant to the provisions of this Workletter, request a Change Order (defined below) to the approved Construction Drawings to reduce or delete all or part of such excess costs, but any delay in completion of the Premises resulting from such request for a Change Order or from the changes so made or necessitated shall be chargeable as Tenant Delay. If such written authorization is not received by Landlord, Landlord shall not be obligated to commence work on the Premises and any resulting delay in the completion of the Premises shall be chargeable against Tenant as Tenant delay as provided in Section 6 of this Workletter and in the Lease.

        5. Changes. If Tenant shall request any change, addition or alteration in the approved Construction Drawings, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the "Change Order") in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business



                               Exhibit B - Page 3
days following Tenant's receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate and if such cost results in an increase in the costs set forth in Landlord's Cost Statement and is in excess of Landlord's Base Contribution, Tenant shall be obligated to pay to the order of Landlord the cost of preparing the Change Order and performing the work thereto as and when such costs become due and payable. If such written authorization is not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith.

        6. Tenant Delay. If the Substantial Completion of the Tenant Improvements in the Premises is delayed due to Tenant Delay (defined in the Lease), then Tenant shall be responsible for all costs and any expenses occasioned by such delay, including any costs and expenses attributable to increases in labor or materials, and the provisions of Article Two of the Lease shall apply.

        7. Entry by Tenant. Landlord hereby authorizes Tenant, with prior notice to Landlord, to enter the Premises during construction and prior to the Commencement Date for the Premises solely for the purpose of installing Tenant's Personal Property (defined in Section 3.2 above) as long as such entry will not interfere with the timely and orderly construction and completion of the Premises. Tenant shall notify Landlord of its desired time(s) of entry, the scope of the work to be performed, and the name(s) of the contractor(s) who will perform such work. If Landlord objects to the scope of work or the contractor, it shall notify Tenant as soon as practicable and the parties shall meet and confer to resolve any reasonable objections of Landlord. Such entry shall be without payment of Base Monthly Rent or Rent Adjustments, but such entry and all acts and omissions in connection with it are subject to and governed by all other provisions of the Lease, including Tenant's indemnification obligations, insurance obligations, obligations under Article Seven and the provisions of
Section 9.02.

        8. Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

        IN WITNESS WHEREOF, the parties hereto have executed this Workletter as of the date first set forth in the Lease.

TENANT:                              LANDLORD:

ASK JEEVES, INC.,                    EMERY STATION ASSOCIATES, LLC,
a California corporation             a California limited liability company


By:____________________________      By:____________________________________
Print Name:____________________         Richard K. Robbins, Managing Member
Its:___________________________


By:____________________________
Print Name:____________________
Its:___________________________





                               Exhibit B - Page 4

                                    Exhibit C

                             FACADE SIGNAGE CRITERIA

Tenant's exterior sign shall read "Ask Jeeves" or "Ask Jeeves.com". The letters shall occupy a rectangular space no more than 4 ft. high and 10 ft. wide that is centered in the brisk fascade above the third floor Premises windowline. The exact design, materials and layout shall be subject to Landlord's reasonable approval prior to installation. Tenant is solely responsible for all design, permitting and construction costs.


                             [Map of Leased Space]






                               Exhibit C - Page 1

                                    EXHIBIT D
                              RULES AND REGULATIONS

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord in its reasonable discretion.

3. Except as permitted in Tenant's Lease, no sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other seeing-eye animals.

9.      [OMITTED]

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to,


                               Exhibit D - Page 1
or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not purchase towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

17. Tenant's contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the reasonable control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.




                               Exhibit D - Page 2

23. Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other parking restrictions imposed by Landlord from time to time.

24. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. [OMITTED]

26. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theater or exhibition-hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord's prior written consent, which consent may be conditioned on such terms as Landlord reasonably may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

30. Tenant shall not bring any Hazardous Materials onto the Premises except for those that are in general commercial use and are incidental to Tenant's business office operations and only in quantities suitable for immediate use.

31. Tenant shall not store any vehicle within the parking area. Tenant's parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this


                               Exhibit D - Page 3
rule and regulation and shall be towed away and stored at the owner's expense or disposed of as provided by Law.

32. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.


                               Exhibit D - Page 4

                                     RIDER 1
                           COMMENCEMENT DATE AGREEMENT


Emery Station Associates, LLC, a California limited liability company ("Landlord"), and Ask Jeeves, Inc., a California corporation ("Tenant"), have entered into a certain Office Lease dated as of April 29, 1999 (the "Lease").


WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date, Expiration Date and other information of the Lease as provided for in
Section 2.02(b) of the Lease;


NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

        1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

        2. The First Premises Commencement Date (as defined in the Lease) is
________.
The Second Premises Commencement Date (as defined in the Lease) is ____________.

        3. The Expiration Date (as defined in the Lease) of the Lease is
_____________.

        4. The rentable area of the First Premises is ____________ square feet.

        5. The rentable area of the Second Premises is ____________ square feet.

        6. The security deposit initially required under the Lease is $_____________.


        7. The number of unreserved parking spaces in the garage initially available to Tenant is _________ and the number of unreserved parking spaces in on surface lots initially available to Tenant is _________ (subject to the terms of the Addendum to the Lease).

        8. Tenant hereby confirms the following:

                (a) That it has accepted possession of the premises pursuant to the terms of the Lease;

                (b)     That the Landlord Work is Substantially Complete; and

                (c)     That the Lease is in full force and effect.

        9. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.


                                Rider 1 - Page 1

        10. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:                                LANDLORD:

ASK JEEVES, INC.,                      EMERY STATION ASSOCIATES, LLC,
a California corporation               a California limited liability company


By:                                    By:
   -------------------------------        -------------------------------
Print Name:                               Richard K. Robbins, Managing Member
           -----------------------
Its:
    ------------------------------

By:
   -------------------------------
Print Name:
           -----------------------
Its:
    ------------------------------


                                Rider 1 - Page 2

                            ADDENDUM TO OFFICE LEASE
                              DATED APRIL 29, 1999
                                     BETWEEN
                          EMERY STATION ASSOCIATES, LLC
                                       AND
                                ASK JEEVES, INC.

        This Addendum to Office Lease is attached to and forms a part of that certain Office Lease by and between Emery Station Associates, LLC ("Landlord") and Ask Jeeves, Inc. ("Tenant") for premises located in the building located at 5858 Landregan, Emeryville, California. Words and terms that are defined in the Lease shall have the same meaning in this Addendum as the meaning provided in the Lease. In the event of any inconsistency between the terms of this Addendum and the Lease, the terms of this Addendum shall control.

        1. Options to Extend.

               (a) Landlord hereby grants Tenant two options to extend the term of the Lease, each for an additional period of five (5) years (the "First Option" and the "Second Option", respectively as the case may be), commencing immediately after the expiration of the initial Term and the expiration of the First Option term, respectively. The First Option and the Second Option shall each be upon the same material terms and conditions contained in this Lease, except that (i) the Monthly Base Rent for the Premises shall be equal to 95% of the fair market rent for the Premises for the First Option and 100% of the fair market rent for the Second Option, determined in the manner set forth in subparagraph (b) below, (ii) Tenant shall accept the Premises for each option period in an "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, and (iii) there shall be no further options to extend the term of the Lease. Tenant's election to exercise the First Option must be given to Landlord in writing no less than 270 days prior to expiration of the initial Term and Tenant's election to exercise the Second Option must be given to Landlord in writing no less than 270 days prior to expiration of the First Option term. If Tenant properly exercises the options granted herein, references in the Lease to the Term shall be deemed to mean the First Option term or the Second Option term respectively as the case may be unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained, herein, the First Option and the Second Option shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised such option, if a Default exists at the time of exercise of either option or at the time of commencement of either option term.

               (b) If Tenant properly exercises the First Option or the Second Option, the Monthly Base Rent during the respective option term shall be determined in the following manner. The Monthly Base Rent shall be increased to an amount equal to 95% of the fair market rent for the Premises as of the commencement of the First Option term to an amount equal to 100% of the fair market rent for the Premises as of the commencement of the Second Option Term, in each case as specified by Landlord by notice to Tenant not less than sixty
(60) days prior to commencement of the respective option term, subject to Tenant's right of arbitration as set forth below. For the purposes of this Addendum, the determination of fair market rent shall take into account tenant improvement allowances, free rent or other benefits or allowances offered tenants that may not be reflected as reductions in the monthly rent charged by a landlord, but reduce the overall return to a landlord. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Premises as of commencement of the respective option term, then Tenant shall so notify Landlord within ten (10) business days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said ten (10) business days, Landlord's determination of the fair market rent for the Premises for the First Option Term or the Second Option Term respectively, shall be final and binding upon the parties. If the parties are unable to agree upon the fair market rent for the Premises within ten (10) days after Landlord's receipt of notice of Tenant's objection, the amount of Monthly Base Rent as of commencement of the respective option term shall be determined as follows:


                               Addendum - Page 1

                      (1) Within 30 days after receipt of Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Premises for a term equal to the respective option term from a broker ("Tenant's broker") licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five (5) years. If Landlord accepts such determination, the Monthly Base Rent for the respective option term shall be increased to an amount equal to of the amount determined by Tenant's broker.

                      (2) If Landlord does not accept such determination, within 15 days after receipt of the determination of Tenant's broker, Landlord shall designate a broker ("Landlord's broker") licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five (5) years. Landlord's broker and Tenant's broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord's broker. Each of said three brokers shall determine the fair market rent for the Premises as of the commencement of the respective option term for a term equal to the option term of the Lease within 15 days after the appointment of the third broker. The Monthly Base Rent payable by Tenant effective as of the commencement of the First Option term or the Second Option term as the case may be, shall be increased to an amount equal to the average of the two closest determinations.

                      (3) Landlord shall pay the costs and fees of Landlord's broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one-half by Tenant.

               (c) If the amount of the fair market rent is not known as of the commencement of the First Option term, then Tenant shall continue to pay the Monthly Base Rent in effect at the expiration of the initial term until the amount of the fair market rent is determined. If the amount of the fair market rent is not known as of the commencement of the Second Option term, then Tenant shall continue to pay the Monthly Base Rent in effect at the expiration of the First Option term until the amount of the fair market rent is determined. When either such determination is made, Tenant shall pay any deficiency to Landlord upon demand.

        2. First Expansion Option

               (a) Tenant may lease additional space ("First Expansion Option") under the following terms and conditions, if (i) Landlord receives notice ("First Expansion Notice") of Tenant's exercise of this First Expansion Option on or before October 1, 1999 (unless the First Premises Commencement Date is later than August 1, 1999, in which event the October 1 date shall be extended one day for each day that the First Premises Commencement Date is later than August 1, 1999), in which Tenant specifies the approximate Rentable Area for the expansion which may be between 12,000 and 36,000 rentable square feet (the "First Expansion Space"); (ii) Tenant is occupying the Premises and has not assigned the Premises or sublet any portion of the Premises to a non-Affiliate; and (iii) Tenant executes and returns a "First Expansion Option Amendment" in form and substance satisfactory to Tenant in its reasonable discretion within fifteen (15) days of its submission to Tenant.

               Notwithstanding any other provision hereof, Tenant shall have the right to extend the period of time by which it must provide Landlord the First Expansion Notice for consecutive one (1) month periods by paying to Landlord the sum of $12,000 prior to the date that Tenant otherwise would be obligated to exercise such notice; provided that Tenant shall be entitled to only two (2) such extensions.

               (b) If Tenant is able to and properly exercises its First Expansion Option:

                      1. Landlord shall deliver for lease to Tenant the First Expansion Space for a term commencing ninety (90) days after the date of the First Expansion Notice or such later date as Tenant may


                               Addendum - Page 2
elect in its sole discretion, but not later than January 1, 2000 (subject to the day for day extension described in (a) above in the event that First Premises Commencement Date is later than August 1, 1999 and/or Tenant has exercised its right to extend the date by which it is obligated to provide the First Expansion Notice) (the "First Expansion Space Commencement Date"). The location of the First Expansion Space shall be at Landlord's sole discretion on levels 2, 3 or 4 of the Building but shall be contiguous to the Premises, either horizontally or vertically.

                      2. The Base Monthly Rent for the First Expansion Space shall be determined in accordance with the schedule of Base Monthly Rent set forth in the Basic Lease Information; the Base Year for the First Expansion Space shall be 2000; the Expiration Date of the Lease will be extended, if necessary, so that the Term of the Lease shall expire 60 months after the First Expansion Space Commencement Date; the Security Deposit shall be increased to be an amount equal to the average Monthly Base Rent for the remainder of the Term, after giving effect to the addition of the First Expansion Space; and, Landlord will provide an allowance of $35.00 per usable square foot and construct tenant improvements in such expansion space in accordance with the construction procedures established by and the terms and conditions of the Work Letter.

                      3. Landlord shall prepare the First Expansion Amendment to reflect changes in Premises, Expiration Date, Monthly Base Rent, Tenant's Share, the number of parking spaces allocated to Tenant, the Security Deposit and other appropriate terms. A copy of the First Expansion Amendment shall be sent to Tenant with in a reasonable time after exercise and executed by Tenant and returned to Landlord.

               (c) The commencement of payment of Monthly Base Rent and Tenant's Share of Operating Expenses and Taxes for the First Expansion Space shall commence on the date of Substantial Completion of the First Expansion Space and the determination of the Expiration Date shall be based on the date of Substantial Completion of the First Expansion Space.

               (d) Upon delivery to Tenant of the First Expansion Space, it shall be considered Premises, subject to all terms and conditions of this Lease.

               (e) Notwithstanding anything to the contrary contained, herein, the First Expansion Option shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised such option, if a Default exists at the time of exercise of the First Expansion Option or at the time of its commencement.

        3. Second Expansion Option

               (a) Tenant may lease additional space ("Second Expansion Option") under the following terms and conditions, if (i) Landlord receives notice ("Second Expansion Notice") of Tenant's exercise of this Second Expansion Option on or before March 1, 2000, in which Tenant specifies the approximate Rentable Area for the expansion which shall be not more than the difference between 36,000 rentable square feet and the size of the First Expansion Space and not less than the greater of (x) 12,000 rentable square or (y) the difference between 36,000 rentable square feet and the size of the First Expansion Space if the First Expansion Space was more than 24,000 rentable square feet (the "Second Expansion Space"); (ii) Tenant is occupying the Premises and has not assigned the Premises or sublet any portion of the Premises to a non-Affiliate; and (iii) Tenant executes and returns a "Second Expansion Option Amendment" in form and substance satisfactory to Tenant in its reasonable discretion within fifteen
(15) days of its submission to Tenant.

               Notwithstanding any other provision hereof, Tenant shall have the right to extend the period of time by which it must provide Landlord the Second Expansion Notice to April 1, 2000, by paying to Landlord the sum of $12,000 prior to March 1, 2000.

               (b) If Tenant is able to and properly exercises its Second Expansion Option:


                               Addendum - Page 3

                      1. Landlord shall deliver for lease to Tenant the Second Expansion Space for a term commencing ninety (90) days after the date of the Second Expansion Notice or such later date as Tenant may elect in its sole discretion, but not later than July 1, 2000 (or August 1, 2000 if Tenant has exercised its right to extend the date by which it is obligated to provide the Second Expansion Notice) (the "Second Expansion Space Commencement Date"). The location of the Second Expansion Space shall be horizontally contiguous to the Premises or the First Expansion Space.

                      2. The Base Monthly Rent for the Second Expansion Space shall be determined in accordance with the schedule of Base Monthly Rent set forth in the Basic Lease Information; the Base Year for the Second Expansion Space shall be 2000; the Expiration Date of the Lease will be extended, if necessary, so that the Term of the Lease shall expire 60 months after the Second Expansion Space Commencement Date; the Security Deposit shall be increased to be an amount equal to the average Monthly Base Rent for the remainder of the Term, after giving effect to the addition of the Second Expansion Space; and, Landlord will provide an allowance of $35.00 per usable square foot and construct tenant improvements in such expansion space in accordance with the construction procedures established by and the terms and conditions of the Work Letter.

                      3. Landlord shall prepare the Second Expansion Amendment to reflect changes in Premises, Expiration Date, Monthly Base Rent, Tenant's Share, the number of parking spaces allocated to Tenant, the Security Deposit and other appropriate terms. A copy of the Second Expansion Amendment shall be sent to Tenant with in a reasonable time after exercise and executed by Tenant and returned to Landlord.

               (c) The commencement of payment of Monthly Base Rent and Tenant's Share of Operating Expenses and Taxes for the Second Expansion Space shall commence on the date of Substantial Completion of the Second Expansion Space and the determination of the Expiration Date shall be based on the date of Substantial Completion of the Second Expansion Space.

               (d) Upon delivery to Tenant of the Second Expansion Space, it shall be considered Premises, subject to all terms and conditions of this Lease.

               (e) Notwithstanding anything to the contrary contained, herein, the Second Expansion Option shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised such option, if (i) Tenant has not properly exercised the First Expansion Option, or (ii) a Default exists at the time of exercise of the Second Expansion Option or at the time of its commencement.

        4. Third Expansion Option

               (a) Tenant may lease additional space ("Third Expansion Option") under the following terms and conditions, if (i) Landlord receives notice ("Third Expansion Notice") of Tenant's exercise of this Third Expansion Option on or before October 1, 2000, in which Tenant specifies the approximate Rentable Area for the expansion which shall be the difference between 36,000 rentable square feet and the aggregate size of the First Expansion Space and the Second Expansion Space (the "Third Expansion Space"); (ii) Tenant is occupying the Premises and has not assigned the Premises or sublet any portion of the Premises to a non-Affiliate; and (iii) Tenant executes and returns a "Third Expansion Option Amendment" in form and substance satisfactory to Tenant in its reasonable discretion within fifteen (15) days of its submission to Tenant.


                               Addendum - Page 4

               (b) If Tenant is able to and properly exercises its Third Expansion Option:

                      1. Landlord shall deliver for lease to Tenant the Third Expansion Space for a term commencing ninety (90) days after the date of the Third Expansion Notice or such later date as Tenant may elect in its sole discretion, but not later than January 1, 2001 (the "Third Expansion Space Commencement Date"). The location of the Third Expansion Space shall be horizontally contiguous to the Premises, the First Expansion Space or the Second Expansion Space. In no event shall the First Expansion Space, the Second Expansion Space and the Third Expansion Space exceed an aggregate of 36,000 rentable square feet.

                      2. The Base Monthly Rent for the Third Expansion Space shall be determined in accordance with the schedule of Base Monthly Rent set forth in the Basic Lease Information; the Base Year for the Third Expansion Space shall be 2000; the Expiration Date of the Lease will be extended, if necessary, so that the Term of the Lease shall expire 60 months after the Third Expansion Space Commencement Date; the Security Deposit shall be increased to be an amount equal to the average Monthly Base Rent for the remainder of the Term, after giving effect to the addition of the Third Expansion Space; and, Landlord will provide an allowance of $35.00 per usable square foot and construct tenant improvements in such expansion space in accordance with the construction procedures established by and the terms and conditions of the Work Letter.

                      3. Landlord shall prepare the Third Expansion Amendment to reflect changes in Premises, Expiration Date, Monthly Base Rent, Tenant's Share, the number of parking spaces allocated to Tenant, the Security Deposit and other appropriate terms. A copy of the Third Expansion Amendment shall be sent to Tenant with in a reasonable time after exercise and executed by Tenant and returned to Landlord.

               (c) The commencement of payment of Monthly Base Rent and Tenant's Share of Operating Expenses and Taxes for the Third Expansion Space shall commence on the date of Substantial Completion of the Third Expansion Space and the determination of the Expiration Date shall be based on the date of Substantial Completion of the Third Expansion Space.

               (d) Upon delivery to Tenant of the Third Expansion Space, it shall be considered Premises, subject to all terms and conditions of this Lease.

               (e) Notwithstanding anything to the contrary contained, herein, the Third Expansion Option shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised such option, if (i) Tenant has not properly exercised the First Expansion Option, or (ii) a Default exists at the time of exercise of the Third Expansion Option or at the time of its commencement.

        5. Space Availability. Landlord represents, warrants and covenants that, so long as any of the expansion options described in Sections 2, 3 or 4 above remain in effect, space within the Building shall remain available to satisfy such options in accordance with the terms thereof (subject to the damages and condemnation provisions of Articles 14 and 15 of the Lease). Landlord agrees that no limitations, restrictions or waivers with respect to the amount, type or availability of damages against Landlord contained in this Lease shall apply in the event that Landlord breaches the provisions of this Section 5 and, to the extent that the provisions of this Section 5 conflict with any other provision of this Lease, this Section 5 shall prevail.

        6. Termination of Third Expansion Option.

               (a) Notwithstanding anything in Paragraph 4 of this Addendum to the contrary, upon notice to Tenant at any time after Tenant has exercised the Second Extension Option or such option has lapsed, Landlord may terminate the Third Expansion Option if (i) another tenant or prospective tenant makes a bona fide offer to lease at least 24,000 rentable square feet in the Building; and
(ii) at the time of such offer, Landlord must use a portion of the Third Expansion Space to fulfill the space requirements of the other tenant or prospective tenant and no other space in the Building is available for such purposes ("Third


                               Addendum - Page 5

Expansion Option Termination Notice").

               (b) If Landlord delivers a Third Expansion Option Termination Notice, Tenant shall notify Landlord within 20 days after receipt of the notice of its election either (i) to accept the Third Expansion Option Space upon the terms and conditions set forth in Section 4 above or (ii) to convert the Third Expansion Option to apply to premises designated by Landlord and located either in phase 2 of Emery Station or at Heritage Square (the "Third Expansion Option Conversion"). It shall be a condition precedent to Landlord's right to exercise its termination rights hereunder that space is available in phase 2 of Emery Station or at Heritage Square to permit Tenant to exercise the Third Expansion Option Conversion. If Tenant accepts the Third Expansion Option Space, the commencement date for such space shall be 90 days after Landlord's delivery of the Third Expansion Option Termination Notice.

               (c) If Tenant does not accept the Third Expansion Option Space, then and in such event, the Third Expansion Option Conversion shall apply to phase 2 of Emery Station and/or Heritage Square in the same manner and upon the same terms and conditions as are specified in Paragraph 4 of this Addendum with respect to the exercise of the Third Expansion Option; provided, however, that if Tenant accepts premises located at Heritage Square pursuant to the terms of this Section 6, the Monthly Base Rent with respect to such space shall be at fair market rent, but in no event greater than that applicable to the Premises located in the Building. Fair market rent shall be determined in accordance with
(d) below.

               (d) If Tenant exercises the Third Expansion Option and such option applies to premises at Heritage Square in accordance with (c) above, Landlord by notice to Tenant shall specify the fair market rent for such premises not less than sixty (60) days prior to Third Expansion Option Commencement Date. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Third Expansion Option Space, then Tenant shall so notify Landlord within ten (10) business days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said ten (10) business days, Landlord's determination of the fair market rent for the Third Expansion Option Space shall be final and binding upon the parties. If the parties are unable to agree upon the fair market rent for the Third Expansion Option Space within ten (10) days after Landlord's receipt of notice of Tenant's objection, the fair market rent shall be determined as follows:

                      (1) Within 20 days after receipt of Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Third Expansion Option Space from a broker ("Tenant's broker") licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five (5) years. If Landlord accepts such determination, the Monthly Base Rent for the Third Expansion Option Space shall be equal to the amount determined by Tenant's broker.

                      (2) If Landlord does not accept such determination, within 10 days after receipt of the determination of Tenant's broker, Landlord shall designate a broker ("Landlord's broker") licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five (5) years. Landlord's broker and Tenant's broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord's broker. Each of said three brokers shall determine the fair market rent for the Third Expansion Option Space within 15 days after the appointment of the third broker. The Monthly Base Rent payable by Tenant for the Third Expansion Option Space shall be equal to the average of the two closest determinations.

                      (3) Landlord shall pay the costs and fees of Landlord's broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one-half by Tenant.


                               Addendum - Page 6

        7. Right of First Offer.

               (a) If Tenant has exercised the First Expansion Option, the Second Expansion Option and the Third Expansion Option, commencing on December 31, 2000, Tenant shall have the right of first offer (the "Right of First Offer") to lease Available Premises (as hereinafter defined in Paragraph 7 (b))
 . The Right of First Offer shall commence on December 31, 2000.

               (b) Available Premises shall mean space which is contiguous to any part of the Premises and which is or becomes vacant and unencumbered. Space shall not be deemed to be Available Premises if there is a lease, lease option or any right or option of extension, renewal, expansion, negotiation arising pursuant to any lease or if an existing tenant renews or extends its term whether pursuant to the terms of an extension right or otherwise.

               (c) Landlord shall give Tenant written notice of any Available Space and Tenant shall, within twenty (20) days of such notice indicate in writing if it desires to lease the Available Space. Landlord and Tenant thereafter shall negotiate, in good faith, for a period of twenty (20) days to try to reach agreement upon the terms and conditions upon which Tenant will lease the Available Space. Tenant acknowledges that the term and rent for the Available Space may not be the same as the Term and Monthly Base Rent of this Lease. If Landlord and Tenant are unable after such period of good faith negotiations to reach an agreement for the lease of the Available Space, Tenant's rights with respect to such Available Space shall be null and void and Landlord shall be free to enter into negotiations with other prospective tenants and enter into a lease for such space upon such terms and conditions it may choose; provided, however, that if Tenant has accepted the offer to lease the Available Space prior to the expiration of such time period, subject only to the determination of fair market rent for the Available Space, and the parties are unable to agree upon such fair market rent for the Available Space within such time period, each shall within five (5) business days appoint a broker licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five (5) years, who collectively shall name a third broker, similarly qualified, within five (5) business days after their appointment. Each of said three brokers shall determine the fair market rent for the Available Space and said rent shall be equal to the average of the two closest determinations.

               (d) This Right of First Offer is personal to Tenant and may not be transferred or assigned in connection with an assignment or sublease of the Premises, except with respect to assignments to or subleases with Affiliates.

               (e) Notwithstanding anything to the contrary contained, herein, the Right of First Offer shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised such right, if a Default exists at the time of exercise of the Right of First Offer or at the time of the commencement of the term for the first offer space.

        8. Temporary Premises. From the date of execution of this Lease by both parties Tenant may use the available space at 5915 Hollis Street, Emeryville, California upon the following terms and conditions:

               (a) Upon the date of execution of this Lease, Tenant may immediately occupy approximately 6,500 rentable square feet at 5915 Hollis Street and Tenant shall have the right to occupy an additional approximately 2,500 rentable square feet upon vacancy by the existing tenant in April, 1999 (the "Hollis Street Premises").

               (b) Tenant shall occupy the Hollis Street Premises on a temporary basis until the First Premises Commencement Date. Notwithstanding anything in the Lease to the contrary, Tenant must vacate the Hollis Street Premises on the First Premises Commencement Date.


                               Addendum - Page 7

               (c) Tenant shall pay rent in the amount of $1.50 per rentable square foot per month during the period it is occupying the Hollis Street Premises on a full service basis. Rent shall be prorated (i) for any partial month in which Tenant is in occupancy and (ii) for any month in which there is an increase or decrease in the size of the premises which Tenant is occupying.

               (d) Tenant shall accept the Hollis Street Premises broom clean and otherwise in its "as is" condition existing on the date Tenant first takes possession. Tenant hereby waives any and all claims relating to the condition of the Hollis Street Premises. Landlord has made no representations and warranties regarding the condition of the Hollis Street Premises and no agreement to alter, remodel, decorate, clean or improve the Hollis Street Premises.

               (e) Except for the payment of Base Monthly Rent, the occupancy of the Hollis Street Premises shall be upon and subject to all of the terms and conditions of this Lease, including without limitation Tenant's insurance and indemnity obligations and Landlord's rights and remedies in the event of a Tenant Default.

               (f) Tenant shall vacate the Hollis Street Premises in the same condition the premises were in when Tenant took occupancy, normal wear and tear and casualty damage excepted.

        9. Parking Rates. Notwithstanding the terms of Section 2.05 of the Lease to the contrary, Landlord and Tenant hereby agree that the rates payable by Tenant for parking shall be as follows:

               (a) Unreserved Garage Spaces: $55/month during calendar year
                   1999; and,

               (b) Unreserved Surface Lot Spaces: $35/month during calendar year
                   1999.

Notwithstanding the foregoing, Tenant shall not be obligated to pay parking charges for the unreserved surface lot spaces specified in the Basic Lease Information during the first twelve months of the Term.

               Starting as of the beginning of the second Lease Year, such parking rates may be adjusted annually by Landlord to be the lesser of (i) the prevailing monthly rates then charged for garage and surface lot spaces in similarly situated buildings of similar quality located in Emeryville, California, without consideration of any discounts or (ii) an increase of $5.00 per space per month determined on a cumulative basis. For example, if the fair market value increases $3.00 in one year and $11.00 in the second year, Landlord may increase the parking rates $3.00 in the first year and an additional $7.00 in the second year.

               In addition, Landlord agrees that it shall offer to Tenant at Tenant's cost (based on Landlord's standard parking rate) any additional parking spaces in either the garage or on surface lots that may be available after the exercise of any parking rights granted to other tenants of the Building (based on not more than 3 per 1000 square feet of premises leased to other tenants) of Building management. Any such additional parking spaces shall be offered to Tenant on a month-to-month basis.

TENANT:                                 LANDLORD:

ASK JEEVES, INC.                        EMERY STATION ASSOCIATES, LLC,
a California corporation                a California limited liability company

By:  /s/ Robert W. Wruhel               By:  /s/ Richard K. Robbins
   -------------------------------         -------------------------------
Print Name:  Robert W. Wruhel              Richard K. Robbins, Managing Member
           -----------------------
Its:  Chief Executive Officer
    ------------------------------

By:
   -------------------------------
Print Name:
           -----------------------
Its:
    ------------------------------



                               Addendum - Page 8